UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2004

BELO CORP.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8598 (Commission File Number)	75-0135890 (I.R.S. Employer Identification No.)

P.O. Box 655237, Dallas, Texas 75265-5237
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 977-6606

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 23, 2004, M. Anne Szostak was elected a director of Belo Corp. effective as of October 1, 2004. Ms. Szostak has not been appointed to any committees of the Board of Directors.

Ms. Szostak, of Providence, Rhode Island, retired in June 2004 after a distinguished 31-year career with FleetBoston Financial, the seventh-largest bank in the United States. From February 1998 until her retirement, she served as the company’s executive vice president and corporate director of human resources and diversity. In this role, she directed a staff supporting 50,000 employees and managed a $3.9 billion salary and benefits budget. Ms. Szostak also served on Fleet’s Executive Management Committee, and from 2001 to 2003, as chair and chief executive officer of Fleet Bank-Rhode Island. Ms. Szostak is a governor and chair-elect of the Boys & Girls Clubs of America; a trustee of Women & Infants Hospital and the Institute for Contemporary Art in Providence, Rhode Island; a member of the Rhode Island Board of Governors for Higher Education; and has served on the President’s Glass Ceiling Commission. She is trustee emeritus of Colby College in Waterville, Maine, where she earned a bachelor of arts in sociology in 1972.

Ms. Szostak’s husband, Michael Szostak, is a sportswriter and columnist for The Providence Journal, a newspaper published by The Providence Journal Company, a subsidiary of Belo Corp.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release dated September 24, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 27, 2004
BELO CORP.
	By:	/s/ Carey P. Hendrickson
Carey P. Hendrickson
Vice President/Investor Relations

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated September 24, 2004